Exhibit 99.1

INDEPENDENCE CONTRACT DRILLING, INC. ANNOUNCES SECOND QUARTER

RESULTS AND ADDITIONAL NEW BUILD CONTRACT

HOUSTON, TEXAS, September 11, 2014 / PRNewsire/ – INDEPENDENCE CONTRACT DRILLING, INC. (the “Company”) (NYSE: ICD) today reported financial results for the quarter ended June 30, 2014.

Highlights

•	Successful completion of the Company’s IPO, including exercise of the underwriter’s overallotment option, issuing 11.5 million shares at $11.00 per share for gross proceeds of $126.5 million.

•	Net income of $1.6 million, or $0.13 per share. Net income includes non-cash income of $1.4 million, or $0.11 per share (net of tax), associated with a decrease in the estimated fair market value of a warrant issued in March 2012 as well as $2.0 million, or $0.11 per share (net of tax), of income associated with the receipt of insurance proceeds related to a previously reported asset impairment.

•	Adjusted EBITDA of $3.9 million for the second quarter of 2014, compared to $1.5 million for the second quarter of 2013.

•	Achieved 100% utilization of rigs during the second quarter of 2014, compared to 97% utilization in second quarter of 2013.

•	Increased rig operating days by 51% to 636 days during the second quarter compared to the second quarter of 2013.

•	Since completion of the IPO, completed its tenth ShaleDriller™ rig, which commenced drilling operations in August.

•	Since completion of the IPO, signed a new multi-year drilling contract for a newbuild rig to be delivered in 2015. Also, renewed an expiring contract for a multi-year term at a higher dayrate.

Chief Executive Officer Byron Dunn commented, “I am very pleased with the Company’s operating and financial results during the second quarter. We achieved record levels of quarterly revenue, rig level margin and rig activity, and activated our ninth new ShaleDriller™ rig during the second quarter.”

Quarterly Financial Results

The Company reported net income of $1.6 million, or $0.13 per share, for the second quarter of 2014, compared to a net loss of $0.7 million, or $0.05 per share, for the quarter ended June 30, 2013. Included in net income during the second quarter of 2014 was non-cash income of $1.4 million, or $0.11 per share (net of tax), associated with a decrease in the estimated fair market value of the warrant issued in March 2012 as well as $2.0 million, or $0.11 per share (net of tax), of income associated with the receipt of insurance proceeds related to a previously reported asset impairment. Included in net loss during the second quarter of 2013 was a non-cash gain of $0.4 million, or $0.03 per share (net of tax), associated with a decrease in the estimated fair market value of the warrant issued in March 2012. Excluding these items, the Company reported a net loss of $1.1 million, or $0.09 per share, for the second quarter of 2014, compared to a net loss of $1.0 million, or $0.8 per share, for the second quarter ended June 30, 2013. Revenues for the second quarter of 2014 were $14.7 million, compared to $9.8 million for the second quarter of 2013, and Adjusted EBITDA for the second quarter of 2014 was $3.9 million, compared to $1.5 million for the second quarter of 2013.

Quarterly Operational Results

The Company’s rigs achieved 100% utilization and had 636 rig operating days during the second quarter of 2014 compared to 97% utilization and 420 rig operating days during the second quarter of 2013 and 100% utilization and 607 rig operating days during the first quarter of 2014. The sequential improvement in rig operating days reflects the addition of the Company’s ninth ShaleDriller™ rig to the drilling fleet in May 2014, which was partially offset by the loss of operating days associated with the removal of one of the Company’s rigs from operations while it is fitted with a multi-directional walking system.

During the second quarter of 2014, revenues totaled $14.7 million compared to $9.8 million during the second quarter of 2013. On a sequential basis, revenues during the second quarter of 2014 improved 8.2% compared to $13.5 million during the first quarter of 2014. On a revenue per operating day basis, revenues were $22,026 per day during the second quarter of 2014 compared to $20,490 per day during the second quarter of 2013, and $20,918 per day during the first quarter of 2014. The sequential increase in revenue per operating day resulted primarily from increased average day rates during the second quarter of 2014 compared to the prior quarters.

During the second quarter of 2014, operating expenses totaled $9.3 million compared to $6.8 million during the second quarter of 2013. On a sequential basis, operating expenses during the second quarter of 2014 increased 5.8% compared to $8.8 million during the first quarter of 2014. On an operating costs per day basis, operating expenses were $12,740 per day during the second quarter of 2014 compared to $12,768 during the second quarter of 2013, and $12,697 during the first quarter of 2014.

During the second quarter of 2014, selling general and administrative expenses were $2.1 million compared to $2.0 million during the second quarter of 2013. Included in selling, general and administrative expenses were non-cash stock-based compensation expense of $0.6 million during the second quarter of 2014 and $0.5 million during the second quarter of 2013. On a sequential basis, selling, general and administrative expenses during the second quarter of 2014 remained relatively unchanged compared to the first quarter of 2014.

Drilling Operations Update

On August 18, 2014, the Company’s tenth ShaleDriller™ rig commenced drilling operations on a multi-year term contract. The Company’s 11th ShaleDriller™ rig is scheduled for completion in December 2014 and is expected to commence drilling operations at the end of the year. The Company also has a rig that is being fitted with a multi-directional walking system that is scheduled for completion in October 2014 and should recommence drilling operations by the end of that month. With respect to the Company’s recently signed new build contract, the Company currently estimates that the rig associated with this contract will be completed and commence drilling operations by the end of the first quarter of 2015.

Capital Expenditures Update

The Company expects remaining capital expenditures for its 2014 rig deliveries and rig upgrades during 2014 to be in the range of $26.0 million. In addition, the Company has begun ordering long lead time items for additional rigs to be delivered in 2015, and total capital expenditures for the remainder of 2014 will vary depending upon the timing and level of such ordering during the remainder of 2014.

Conference Call Details

A conference call for investors will be held today at 11:00 a.m. Central Time (12:00 p.m. Eastern Time) to discuss the Company’s second quarter 2014 results. Hosting the call will be Byron A. Dunn, Chief Executive Officer, and Philip A. Choyce, Senior Vice President and Chief Financial Officer.

The call can be accessed live over the telephone by dialing (877) 407-3982 or for international callers, (201) 493-6780. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176 or for international callers, (858) 384-5517. The passcode for the replay is 13590081. The replay will be available until September 25, 2014.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company’s website at www.icdrilling.com in the Investor Relations section. A replay of the webcast will also be available for approximately 30 days following the call.

About Independence Contract Drilling, Inc.

Independence Contract Drilling was formed in November 2011 and provides land-based contract drilling services for oil and natural gas producers in the United States. The Company constructs, owns and operates a fleet of pad optimal ShaleDriller™ rigs that are specifically engineered and designed to accelerate its clients’ production profiles and cash flows from their most technically demanding and economically impactful oil and gas properties. For more information, visit www.icdrilling.com.

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of the federal securities laws. Words such as “anticipated,” “estimated,” “expected,” “planned,” “scheduled,” “targeted,” “believes,” “intends,” “objectives,” “projects,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Independence Contract Drilling’s operations are based on a number of expectations or assumptions which have been used to develop such information and statements but which may prove to be incorrect, including, but not limited to the assumption that the market and services rates for land-based contract drilling services will be consistent with the current environment. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by management of Independence Contract Drilling. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the registration statement on Form S-1 initially filed by Independence Contract Drilling on June 19, 2014 with the SEC and the information included in subsequent amendments and other filings. These forward-looking statements are based on and include our expectations as of the date hereof. Independence Contract Drilling does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Independence Contract Drilling becomes aware of, after the date hereof.

INDEPENDENCE CONTRACT DRILLING, INC.

(in thousands)

BALANCE SHEETS

	June 30, 2014	December 31, 2013
	(Unaudited)
Assets
Cash and cash equivalents	$2,873	$2,730
Accounts receivable, net	10,134	9,089
Inventory	1,826	1,128
Vendor advances	7,736	6,168
Prepaid expenses and other current assets	3,983	2,042

Total current assets	26,552	21,157
Property, plant and equipment, net	173,808	129,488
Intangible assets, net	20,988	22,357
Goodwill	11,007	11,007
Other long-term assets	1,871	959

Total assets	$234,226	$184,968

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$16,483	$9,061
Accrued liabilities	5,241	4,167
Deferred taxes	149	149
Income taxes payable	—	157

Total current liabilities	21,873	13,534
Long-term debt	64,210	19,780
Warrant derivative liability	1,809	3,189
Deferred taxes	2,375	3,593

Total liabilities	90,267	40,096

Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 12,464,625 and 12,464,625 issued; 12,397,900 and 12,397,900 outstanding	124	124
Additional paid-in capital	153,851	152,615
Accumulated deficit	(9,270)	(7,121)
Treasury shares, at cost, 66,725 shares	(746)	(746)

Total stockholders’ equity	143,959	144,872

Total liabilities and stockholders’ equity	$234,226	$184,968

INDEPENDENCE CONTRACT DRILLING, INC.

Unaudited

(in thousands)

STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$14,661	$9,784	$28,210	$18,041
Costs and expenses
Operating costs	9,283	6,787	18,060	12,724
Selling, general and administrative	2,073	1,990	4,167	4,088
Depreciation and amortization	3,901	2,366	7,317	4,491
Asset impairment, net	(2,038)	—	2,612	—
Gain on disposition of assets	(2)	—	(191)	(41)

Total cost and expenses	13,217	11,143	31,965	21,262

Operating income (loss)	1,444	(1,359)	(3,755)	(3,221)
Interest expense, net	(598)	(97)	(992)	(97)
Gain (loss) on warrant derivative	1,377	355	1,380	(78)

Income (loss) before income taxes	2,223	(1,101)	(3,367)	(3,396)
Income tax provision (benefit)	667	(432)	(1,218)	(1,031)

Net income (loss)	$1,556	$(669)	$(2,149)	$(2,365)

Earnings (Loss) per share:
Basic	$0.13	$(0.05)	$(0.18)	$(0.19)

Diluted	$0.13	$(0.05)	$(0.18)	$(0.19)

Weighted average number of common shares outstanding:
Basic	12,263	12,179	12,257	12,177

Diluted	12,306	12,179	12,257	12,177

INDEPENDENCE CONTRACT DRILLING, INC.

Unaudited

(in thousands)

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(2,149)	$(2,365)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	7,317	4,491
Asset impairment, net	2,612	—
Stock-based compensation	1,022	872
(Gain) loss on warrant derivative	(1,380)	78
Gain on disposition of assets	(191)	(41)
Deferred taxes	(1,218)	(1,120)
Amortization of deferred financing costs	329	49
Bad debt expense	—	144
Changes in assets and liabilities
Accounts receivable	(1,045)	(3,896)
Inventory	(958)	(36)
Vendor advances	(1,568)	(764)
Prepaid expenses and other assets	(1,945)	(793)
Accounts payable and accrued liabilities	2,486	2,653
Income taxes payable	(160)	84
Related party receivable	—	442

Net cash provided by (used in) operating activities	3,152	(202)

Cash flows from investing activities
Purchases of property, plant and equipment	(48,731)	(29,833)
Proceeds from insurance claim	2,038	—
Proceeds from the sale of property, plant and equipment	488	275

Net cash used in investing activities	(46,205)	(29,558)

Cash flows from financing activities
Borrowings under of credit facility	80,306	—
Repayments under credit facility	(35,875)	—
Deferred financing costs	(1,235)	(1,102)

Net cash provided by (used for) financing activities	43,196	(1,102)

Net increase (decrease) in cash and cash equivalents	143	(30,862)
Cash and cash equivalents
Beginning of period	2,730	37,407

End of period	$2,873	$6,545

Supplemental disclosure of cash flow information
Cash paid during the period for taxes	$160	$—
Cash paid during the period for interest	$1,079	$—
Supplemental disclosure of non-cash investing and financing activity
Stock-based compensation capitalized as property, plant and equipment	$214	$196
Purchases of property plant and equipment in accounts payable	$7,985	$8,023

The following table provides various financial and operational data for the Company’s operations during the three and six month periods ending June 30, 2014 and June 30, 2013. This information contains non-GAAP financial measures of the Company’s operating performance. The Company believes this non-GAAP information is useful because it provides a means to evaluate the operating performance of the Company on an ongoing basis using criteria that are used by our management. Additionally, it highlights operating trends and aids analytical comparisons. However, this information has limitations and should not be used as an alternative to operating income (loss) or cash flow performance measures determined in accordance with GAAP, as this information excludes certain costs that may affect the Company’s operating performance in future periods.

OTHER FINANCIAL & OPERATING DATA

Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Number of completed rigs (end of period)(1)	8	5	8	5
Rig operating days (2)	636.1	420.0	1243.4	747.0
Average number of operating rigs (3)	6.99	4.62	6.87	4.13
Rig utilization (4)	100%	97%	100%	94%
Weighted average dayrate (5)	$22,671	$21,864	$22,385	$22,137
Average revenue per operating day (6)	$22,026	$20,490	$21,480	$21,475
Average direct expense per operating day (7)	$12,740	$12,768	$12,716	$12,950
Average rig margin per day	$9,286	$7,722	$8,764	$8,525

(1)	Number of completed rigs as of June 30, 2014, increased by three compared to the number of completed rigs as of June 30, 2013, reflecting the addition of four newly constructed rigs, offset by the removal of one of our non-walking rigs from our fleet during its upgrade with a new substructure that includes a multi-directional walking system.
(2)	Rig operating days represent the number of days that our rigs are operating under a contract.
(3)	Average number of operating rigs is calculated by dividing the total number of rig operating days in the period by the total number of calendar days in the period.
(4)	Rig utilization percentage is calculated as the total number of days our drilling rigs are operating under a contract during the applicable period divided by the total number of days our drilling rigs are available during the applicable period.
(5)	Weighted average dayrate represents the average contractual dayrate for our rig fleet weighted by the total number of days the rig operated under contract for the period.
(6)	Average revenue per operating day represents total contract drilling revenues earned during the period divided by total operating days in the period. The following revenues are excluded in calculating average revenue per operating day; (i) revenues associated with reimbursement of out-of-pocket costs paid by customers of $0.6 million and $0.5 million during the three months ended June 30, 2014 and 2013, respectively, and $1.3 million and $0.8 million during the six months ended June 30, 2014 and 2013, respectively and (ii) direct revenues associated with repair and service and other revenues from third-party drilling contractors of $0.0 million and $0.2 million during the three months ended June 30, 2014 and 2013, respectively, and $0.7 million and $1.2 million during the six months ended June 30, 2014 and 2013, respectively.

(7)	Average cost per operating day represents total direct operating costs incurred during the period divided by total operating days in the period. The following costs are excluded in calculating average cost per operating day: (i) costs relating to out-of-pocket costs reimbursed by customers of $0.6 million and $0.5 million during the three months ended June 30, 2014 and 2013, respectively, and $1.3 million and $0.8 million during the six months ended June 30, 2014 and 2013, respectively, (ii) non-recurring rentals of drilling equipment of $0.0 million and $0.2 million during the three months ended June 30, 2014 and 2013, respectively, and $0.0 million and $0.5 million during the six months ended June 30, 2014 and 2013, respectively, (iii) new crew training costs of $0.5 million and $0.3 million during the three months ended June 30, 2014 and 2013, respectively, and $0.8 million and $0.9 million during the six months ended June 30, 2014 and 2013, respectively, and (iv) direct operating costs associated with repair and service and other revenues from third-party drilling contractors of $0.0 million and $0.4 million during the three months ended June 30, 2014 and 2013, respectively, and $0.1 million and $0.8 million during the six months ended June 30, 2014 and 2013, respectively.

Non-GAAP Financial Measure

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define “EBITDA” as earnings (or loss) before interest, taxes, depreciation, and amortization, and we define “Adjusted EBITDA” as EBITDA before stock-based compensation, gain/loss on warrant derivative liability and non-cash asset impairments. Adjusted EBITDA is not a measure of net income as determined by U.S. generally accepted accounting principles (“GAAP”).

Management believes Adjusted EBITDA is useful because it allows our stockholders to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in calculating Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), the most closely comparable financial measure calculated in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as stock-based compensation and the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.

	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income (loss)	$1,556	$(669)	$(2,149)	$(2,365)
Add back:
Income tax provision (benefit)	667	(432)	(1,218)	(1,031)
Interest expense, net	598	97	992	97
Depreciation and amortization	3,901	2,366	7,317	4,491

EBITDA	6,722	1,362	4,942	1,192
Stock-based compensation	574	453	1,022	872
(Gain) loss on warrant derivative liability	(1,377)	(355)	(1,380)	78
Asset impairment, net	(2,038)	—	2,612	—

Adjusted EBITDA	$3,881	$1,460	$7,196	$2,142

INVESTOR CONTACTS:

Independence Contract Drilling, Inc.

Investor Relations Department

E-mail inquiries to: Investor.relations@icdrilling.com

Phone inquiries: (281) 598-1211

SOURCE Independence Contract Drilling, Inc.